UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
__________________________________________
Date of Report
(Date of earliest event reported)

August 21, 2013

THE GAP, INC.
_______________________________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-7562	94-1697231
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Folsom Street San Francisco, California	94105
(Address of principal executive offices)	(Zip Code)
(415) 427-0100
_____________________
(Registrant’s telephone number,
including area code)

N/A
_______________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.    Results of Operations and Financial Condition

On August 22, 2013, The Gap, Inc. (the “Company”) issued a press release announcing the Company’s earnings for the second quarter ended August 3, 2013. A copy of this press release is attached hereto as Exhibit 99.1.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On August 21, 2013, the Company's Board of Directors elected Padmasree Warrior to serve as a director of the Company, effective September 30, 2013. On August 21, 2013, the Company issued a press release announcing Ms. Warrior's election. A copy of the press release is attached hereto as Exhibit 99.2.

Ms. Warrior will receive Company stock units with an initial aggregate value of $140,000 (based on the then-current fair market value of the Company's common stock) upon the effective date of her appointment to the Board of Directors.  The terms of these stock units, as well as the terms of Ms. Warrior's other compensation for service as a director, will be consistent with the stock units and other compensation for the Company's other non-employee directors, as described in the Proxy Statement for the Company's 2013 Annual Meeting of Shareholders.

Item 8.01.    Other Events

On August 22, 2013, the Company issued a press release announcing that it intends to increase its annual dividend per share from $0.60 to $0.80 beginning in the third quarter of fiscal 2013. A copy of this press release is attached hereto as Exhibit 99.3.

Item 9.01.    Financial Statements and Exhibits

99.1	Press Release dated August 22, 2013 announcing the Company’s earnings for the second quarter ended August 3, 2013.

99.2     Press Release dated August 21, 2013 announcing the election of a new director.

99.3    Press Release dated August 22, 2013 announcing a dividend increase.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GAP, INC.
(Registrant)

Date: August 22, 2013	By:	/s/ Sabrina L. Simmons
Sabrina L. Simmons
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated August 22, 2013 announcing the Company’s earnings for the second quarter ended August 3, 2013.

99.2     Press Release dated August 21, 2013 announcing the election of a new director.

99.3    Press Release dated August 22, 2013 announcing a dividend increase.